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                                                                   Exhibit 10.83

                                 SWING LINE NOTE

                           CANADIAN PERMITTED BORROWER



$10,000,000                                                       March 31, 2000


         On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Ha-Lo Canada Inc., a Canadian corporation ("Permitted Borrower"), promises to pay to the order of Comerica Bank ("Swing Line Bank") at Detroit, Michigan, in lawful money of the United States of America or in such Alternative Currencies applicable to the particular Advances which may from time to time be outstanding hereunder, so much of the sum of Ten Million Dollars ($10,000,000), as may from time to time have been advanced and then be outstanding hereunder pursuant to the Ha-Lo Industries, Inc. Revolving Credit Agreement dated as of March 31, 2000 made by and among Company, the Canadian Permitted Borrower and certain banks signatory thereto, including the Swing Line Bank, as the same may be amended or otherwise modified from time to time (the "Credit Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.

         This Note is a note under which advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement (including any applicable sublimits). This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

         This Note shall be interpreted and the rights of the parties shall be determined under the laws of, and enforceable in, the State of Illinois.

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.



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         Nothing herein shall limit any right granted Swing Line Bank by any other instrument or by law.


                                        HA-LO CANADA INC.

                                        By:__________________________________

                                        Its:_________________________________




                                                                  Signature Page
                                                     Canadian Permitted Borrower
                                                                 Swing Line Note